EXHIBIT 10.1

Memorandum of Understanding

WHEREAS, PayMeoOn Brands, Inc. is a company that, among other things, is in the business of producing, manufacturing, and commercializing merchandise, including but not limited to, men’s, women’s and children’s apparel (referred to herein as “PayMeOn”);

WHEREAS, Damion “D-Roc” Butler, has or shall create an entity (referred to herein as “IB”);that which wishes to launch the “Invisible Bully” clothing line in association with certain trademarks which it holds the licenses for, including, but not limited to, “Bad Boy Tour Merchandise”, “Revolt” and “Ciroc” (the “Trademarks” set forth in Exhibit A);

WHEREAS, IB and PayMeOn seek to create and form a new business entity for the purpose of commercially exploiting certain intellectual property (referred to herein as the “NewCo”);

WHEREAS, The NewCo will have the exclusive rights to exploit the Trademarks;

WHEREAS, IB and PayMeOn may enter into and negotiate in good faith a long form separate operating/shareholder/partnership agreements incorporating the terms of this Agreement, as well as any and all customary terms necessary, to carry out the intent of the Parties;

WHEREAS, the Parties agree that all of the Recitals above are hereby made a part of this Agreement.

NOW, In consideration of the mutual promises and understanding herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I.

Equity/Ownership

The NewCo shall be owned as follows:

a.

IB:  (50%)

b.

PayMeOn:  (50%)

II.

Calculation and Distribution of Net Profits

The NewCo net profits shall be distributed based on the following percentages:

a.

IB: (51%)

b.

PayMeOn:  (49%)

Net Profits shall be determined as follows:

Gross Revenue

Less:

Cost of Goods Sold

Gross Profit

Less:

Marketing Expenses (including 5% of Gross Revenue)

Less:

Credit Card Processing Fees and Expenses

Less:

Shipping and Handling

Less:

Corp Overhead Allocation (to be mutually agreed upon)

Less:

Applicable Taxes (if any)

Net Profits Available for Distribution (to be distributed 51/49)

III.

Roles and Duties/Responsibilities/Representations

In addition to the duties and responsibilities that each member has as a parties of the NewCo has, each member shall also be responsible for the primary responsibilities and commitments:

a.

PayMeOn shall manage day-to-day operations of the NewCo. Including but not limited to creative services.  Furthermore, PayMeOn shall be the vendor of record in connection with the revenues collected in association with the Trademarks.  PayMeOn shall use its resources to create the infrastructure for NewCo, including the costs associated with design.  Notwithstanding the foregoing, in the event that PayMeOn engages a third party entity in connection with its duties and responsibilities, it shall give IB reasonable notice.

b.

IB shall transfer to NewCo exclusive, non-transferable licenses to the Trademarks, the term of which shall coincide with the existence of NewCo. IB shall provide Newco with its marketing and product placement expertise, as well as provide all images and content for, and in connection with the Trademarks.

       Regardless of any individual positions or titles that may be held by any member or shareholder of Newco, each member and shareholder agrees to commit all reasonable and necessary time and resources to perform their duties and responsibilities in connection with NewCo.  Notwithstanding the foregoing, each member and shareholder may conduct business outside NewCo, provided said business doesn’t directly conflict with the direct interests of NewCo.

IB hereby represents and warrants as follows:

•

IB is the owner of and/or holder of the exclusive rights to the Trademarks, and is authorized to use and transfer the marks and the rights as appropriate.  IB is authorized to enter into this transaction and represents that after appropriate transfer of the Trademarks (attached in Exhibit A) to Newco, that Newco will have full ability to exploit the Trademarks as contemplated.

•

The Trademarks are not subject to any matter of dispute or potential dispute and IB has not granted any right, license or interest thereto that can or will conflict with rights granted under this Agreement.

•

IB shall provide evidence, in writing, of its ownership and rights to use the Trademarks.  IB shall indemnify PayMeOn in connection with any third party disputes regarding the foregoing representations and warranties.

IV.

Salaries/Additional Compensation

The Parties agree that they shall not be entitled salaries, unless mutually agreed by all parties.

V.

Any disputes between the Parties shall be settled by binding arbitration in New York State.

VI.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

VII.

This Agreement contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes and replaces all prior discussions, agreements, proposals, understandings, whether orally or in writing, between the Parties related to the subject matter of this Agreement.

VIII.

Any amendment or modification of this Agreement or additional obligation assumed by any Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

VIIII.

In the event that any of the provisions of this Agreement are held to be illegal, invalid or otherwise unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

X.

The Parties specifically acknowledge that they have been advised to seek independent legal counsel concerning the interpretation and legal effect of this Agreement, and they have obtained such counsel or have intentionally refrained from doing so and have knowingly and voluntarily waived such right.

XI.

The term of this Memorandum of Understanding shall commence upon execution of all of the Parties and continue be in perpetuity unless the Parties agree otherwise and terminate by written unanimous consent. In addition, the Parties hereby agree to enter into a long form agreement incorporating all of the foregoing terms, along with additional customary terms, representations and warranties that shall be negotiated in good faith within the customary parameters for agreements of this nature.  Until such time, if ever, that such long form agreement is executed, this Agreement, when executed, shall constitute the binding agreement between the Parties respecting the matters set forth herein.

ACCEPTED AGREED TO:

PayMeOn Brands, Inc.

/s/ Edward Cespedes

Authorized Signatory

Date: April 19, 2016

Damion “D-Roc’ Butler

Damion “D-Roc’ Butler

Date: April 19, 2016

EXHIBIT A

“Invisible Bully”, “Biggie Smalls”, “Bad Boy Tour Merchandise”, “Revolt” and “Ciroc”